SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2001

Derma Sciences, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 100
Princeton, NJ 08540
(609) 514-4744
(Address including zip code and telephone
number, of principal executive offices)

Item 5. Other Events

        The Registrant has entered into an agreement (the “Agreement”) with the holders of its series C convertible bonds (“Series C Bonds”) and series D convertible bonds (“Series D Bonds”) (collectively, the “Bonds”) whereby the maturity of the Bonds is postponed from January 7, 2001 to January 7, 2002. The Bonds that are subject to the Agreement are described below:

Derma Sciences, Inc.Series
C and Series D Convertible Bonds

                                            Series C        Series D         Total
                                            Principal       Principal      Principal
                                            ---------       ---------      ---------
Bondholders
-----------
Galen Partners III, L.P.                     $22,839        $411,104       $433,943
Galen Partners International III, L.P.         2,067          37,212         39,279
Galen Employee Fund III, L.P.                     94           1,684          1,778
                                            --------       ---------      ---------

Totals                                       $25,000        $450,000       $475,000

        The Agreement provides that interest under the Bonds will accrue and be payable upon the maturity thereof. Interest under the Bonds is established at New York prime. Accrued and unpaid interest as of December 31, 2000 was $79,600.

        The Agreement further provides that the Registrant will accord to the Bondholders the following consideration.

        1. Conversion Price. The price of the series C units into which the Series C Bonds are convertible was reduced from $0.75 to $0.50. The price of the series D units into which the Series D Bonds are convertible was reduced from $0.75 to $0.50. As a result, the number of series C units obtainable by converting the Series C Bonds increased from 33,334 to 50,000. The number of series D units obtainable by converting the Series D Bonds increased from 600,000 to 900,000.

        The series C units, prior to the below described amendments effected by the Agreement, each consisted of one share of series C preferred stock and one warrant to purchase one share of common stock at a price per share of $0.85. The series D units, prior to the below described amendments effected by the Agreement, each consisted of one share of series D preferred stock and one warrant to purchase one share of common stock at a price per share of $0.85.

        2. Warrant Coverage and Exercise Price. The number of warrants comprising each series C and series D unit was increased from one to one and one tenth. The exercise price of the warrants was reduced from $0.85 to $0.57. The amended warrants comprising the series C and the series D units into which the Bonds are convertible have been designated as the Registrant’s series F warrants.

        3. Grant of the Common Stock. A total of 57,000 shares of common stock will be issued to the Bondholders. These shares are required to be included in a registration statement to be filed by the Registrant with the Securities and Exchange Commission not later than June 2, 2001.

        Srini Conjeevaram, a director of the Registrant, is a general partner of Claudius, L.L.C. Claudius, L.L.C. is the managing partner of Bondholders Galen Partners III, L.P. and Galen Partners International III, L.P. and is an affiliate of Bondholder Galen Employee Fund III, L.P.

        For additional information concerning the series C and series D bonds, please refer to the Registrant’s current reports on Form 8-K filed August 20, 1999 and January 10, 2000. For information concerning the prior conversion by the Bondholders of $375,000 of their series C convertible bonds, please refer to the Registrant’s current report on Form 8-K filed July 18, 2000 and amended August 14, 2000.

        The Registrant incorporates by reference herein a conformed copy of the Agreement discussed above which Agreement is attached hereto as Exhibit 10.01.

Item 7. Financial Statements and Exhibits

           (a)    Not applicable
           (b)    Not applicable
           (c)    Exhibits:

                    10.01 – Agreement

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.

Date: March 15, 2001	By: /s/ John E. Yetter John E. Yetter, CPA Vice President and Chief Financial Officer